Exhibit 99.1
Bank of Hawai‘i Corporation Fourth Quarter 2025 and Full Year 2025
Financial Results

•Diluted Earnings Per Common Share of $1.39 for the Fourth Quarter 2025
•Net Income of $60.9 Million for the Fourth Quarter 2025
•Net Interest Margin Increased to 2.61%, a 15 Basis Point Improvement during the Fourth Quarter 2025
•Quarterly Cost of Deposits Decreased to 1.43% Compared to 1.59% during the Linked Quarter
•Share Repurchases Resumed during the Fourth Quarter 2025
FOR IMMEDIATE RELEASE

HONOLULU, HI (January 26, 2026) -- Bank of Hawai‘i Corporation (NYSE: BOH) (the “Company”) today reported diluted earnings per common share of $4.63 for the full year of 2025, compared with $3.46 for the full year of 2024. Net income for the year was $205.9 million, up 37.3% from the previous year. The return on average common equity for the full year of 2025 was 13.29% compared with 10.85% in 2024.

Diluted earnings per common share was $1.39 for the fourth quarter of 2025, compared with $1.20 during the linked quarter and $0.85 during the same period last year. Net income for the fourth quarter of 2025 was $60.9 million, up 14.2% from the linked quarter and up 55.6% from the same period last year. The return on average common equity for the fourth quarter of 2025 was 15.03% compared with 13.59% during the linked quarter and 10.30% during the same period last year.
“Bank of Hawai‘i completed 2025 with strong financial performance,” said Peter Ho, Chairman and CEO. “We continued to deliver consistent growth in net interest income and margin for the seventh consecutive quarter. Noninterest-bearing deposit balances increased 6.6% from the linked quarter and end of period total deposits and total loans and leases increased modestly. Credit quality remains outstanding, and we continue to be disciplined in managing expenses. Our strong performance reflects the hard work and exceptional commitment of our employees, whose dedication continues to drive our success.”
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Bank of Hawai‘i Corporation Fourth Quarter 2025 Financial Results	Page 2
Financial Highlights
Net interest income for the fourth quarter of 2025 was $145.4 million, an increase of 6.4% from the linked quarter and an increase of 21.0% as compared to the same period last year. The increase from the linked quarter was primarily driven by lower interest-bearing deposit rates, partially offset by a 1 basis point decline in earning asset yield, as the negative impact from floating rate assets repricing down in a lower rate environment outweighed the benefit from fixed rate assets rolling off at lower interest rates and being reinvested at higher rates (fixed-rate asset repricing). The increase from the same period last year was primarily due to lower interest-bearing deposit rates and fixed asset repricing, partially offset by floating rate assets repricing to lower interest rates.

Net interest margin was 2.61% in the fourth quarter of 2025, an increase of 15 basis points from the linked quarter and an increase of 42 basis points from the same period last year. The increase from the prior periods was primarily due to lower interest-bearing deposit rates and fixed-rate asset repricing, partially offset by floating rate assets repricing to lower interest rates.

The average yield on total earning assets was 4.07% in the fourth quarter of 2025, down 1 basis point from the linked quarter and up 10 basis points from the same period last year. The average yield on loans and leases was 4.81% in the fourth quarter of 2025, down 5 basis points from the linked quarter and up 8 basis points from the same period last year. The decrease in loan yield from the linked quarter was primarily driven by floating rate assets repricing to lower interest rates, which outweighed the benefit from fixed-rate asset repricing. The increase in loan yield from the same period last year is primarily due to new and existing loans earning higher rates than paid-off loans. The average rate of interest-bearing deposits was 1.94% in the fourth quarter of 2025, down 20 basis points from the linked quarter and down 43 basis points from the same period last year. The average quarterly rate of total deposits, including noninterest-bearing deposits, was 1.43%, down 16 basis points from the linked quarter and down 34 basis points from the same period last year. The decreases were primarily due to lower benchmark interest rates. Deposit beta for the downward rate cycle was 31% as of the fourth quarter of 2025.

Noninterest income was $44.3 million in the fourth quarter of 2025, a decrease of 3.7% from the linked quarter and an increase of 2.8% from the same period last year. Noninterest income in the fourth quarter included a $18.1 million gain related to the sale of our merchant services portfolio, a $16.8 million loss on the sale of investments, and a $0.8 million charge related to a Visa Class B share conversion ratio change. We realized a $16.8 million loss on the sale of investments in the fourth quarter of 2025 as we replaced approximately $200 million of available-for-sale securities portfolio yielding approximately 1.5% with new securities yielding approximately 4.9%. Noninterest income in the linked quarter and same period last year also included charges related to Visa Class B share conversion ratio change of $0.8 million and $2.4 million, respectively. We sold our merchant services portfolio in the fourth quarter of 2025, which contributed approximately $3.0 million of non-recurring noninterest income in the linked quarter and the same period last year. Adjusted for these items, noninterest income was flat from the linked quarter and increased by 3.1% from the same period last year. The increase from the same period last year was due to increases in trust and asset management and other loan fees.

Noninterest expense was $109.5 million in the fourth quarter of 2025, a decrease of 2.6% from the linked quarter and an increase of 1.5% from the same period last year. Noninterest expense in the fourth quarter included a $1.4 million reduction in our FDIC special assessment charge and a $1.1 million donation to the Bank of Hawai‘i Foundation. Noninterest expense in the linked quarter included a $2.1 million severance-related charge. Noninterest expense in the linked quarter and same period last year also included approximately $2.2 million in non-recurring Merchant Services expenses. Adjusted for these items, noninterest expense increased by 1.6% from the linked quarter and increased by 3.9% from the same period last year. The increase from the linked quarter was primarily due to higher salaries and benefits and other expenses, partially offset by lower occupancy expenses. The increase from the same period last year was primarily due to higher salaries and benefits and other expenses, partially offset by lower professional fees.

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Bank of Hawai‘i Corporation Fourth Quarter 2025 Financial Results	Page 3
The effective tax rate for the fourth quarter of 2025 was 21.50% compared to 21.27% during the linked quarter and 24.02% during the same period last year. Compared to the same period last year, the decrease in our effective tax rate was primarily due to a decrease in nondeductible compensation, and increases in tax benefits related to low-income housing investments, as well as a change in discrete items.

Asset Quality

The Company’s overall asset quality remained strong during the fourth quarter of 2025. Provision for credit losses for the fourth quarter of 2025 was $2.5 million, unchanged from the linked quarter and down $1.3 million from the same period last year.

Total non-performing assets were $14.2 million at December 31, 2025, down $2.7 million from September 30, 2025 and down $5.1 million from December 31, 2024. Non-performing assets as a percentage of total loans and leases and foreclosed real estate were 0.10% at the end of the quarter, decreases of 2 basis points and 4 basis points from the linked quarter and the same period last year, respectively.

Net loan and lease charge-offs during the fourth quarter of 2025 were $4.1 million or 12 basis points annualized of total average loans and leases outstanding. Gross charge-offs of $5.3 million were partially offset by gross recoveries of $1.2 million. Compared to the linked quarter, net loan and lease charge-offs increased by $1.6 million or 5 basis points annualized on total average loans and leases outstanding. Compared to the same period last year, net loan and lease charge-offs increased by $0.7 million or 2 basis points annualized on total average loans and leases outstanding.

The allowance for credit losses on loans and leases was $146.8 million at December 31, 2025, a decrease of $2.0 million from September 30, 2025 and a decrease of $1.8 million from December 31, 2024. The ratio of the allowance for credit losses to total loans and leases outstanding was 1.04% at the end of the quarter, down 2 basis points from the linked quarter and the same period last year.

Balance Sheet

Total assets were $24.2 billion at December 31, 2025, an increase of 0.7% from September 30, 2025 and an increase of 2.4% from December 31, 2024. The increases from the linked quarter and same period last year were primarily due to increases in available-for-sale securities, partially offset by decreases in held-to-maturity securities.

The investment securities portfolio was $7.8 billion at December 31, 2025, an increase of 1.8% from September 30, 2025 and an increase of 6.1% from December 31, 2024. The increases from the prior periods were primarily due to the purchases of available-for-sale investment securities, partially offset by the amortization of the portfolio. The investment securities portfolio remains largely comprised of securities issued by U.S. government agencies and U.S. government-sponsored enterprises.

Total loans and leases were $14.1 billion at December 31, 2025, an increase of 0.4% from September 30, 2025 and flat from December 31, 2024. Total commercial loans were $6.1 billion at December 31, 2025, a decrease of 0.1% from September 30, 2025 and a decrease of 0.6% from December 31, 2024. The decrease from the linked quarter was primarily due to loan amortization and paydowns within our construction portfolio, partially offset by commercial mortgage production. The decrease from the same period last year was primarily due to loan amortization and paydowns within our commercial and industrial and construction portfolios, partially offset by commercial mortgage production. Total consumer loans were $8.0 billion at December 31, 2025, an increase of 0.9% from the linked quarter and an increase of 0.6% from the same period last year. The increase from the linked quarter was primarily due to increased production in the residential mortgage portfolio, partially offset by amortization and paydowns in the home equity portfolio. The increase from the same period last year was primarily due to increased production in the residential mortgage portfolio, partially offset by amortization and paydowns in the automobile portfolio.
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Bank of Hawai‘i Corporation Fourth Quarter 2025 Financial Results	Page 4

Total deposits were $21.2 billion at December 31, 2025, an increase of 0.5% from September 30, 2025 and an increase of 2.7% from December 31, 2024. Noninterest-bearing deposits made up 27.2% of total deposit balances at December 31, 2025, up from 25.6% at September 30, 2025 and up from 26.3% at December 31, 2024. Average total deposits were $21.0 billion for the fourth quarter of 2025, down 0.4% from the linked quarter and up 1.1% from the same period last year.

Capital and Dividends

The Company’s capital levels remain well above regulatory well-capitalized minimums.

The Tier 1 Capital Ratio was 14.49% at December 31, 2025 compared with 14.34% at September 30, 2025 and 13.95% at December 31, 2024. The increase from prior periods was due to retained earnings growth. The Tier 1 Leverage Ratio was 8.57% at December 31, 2025, compared with 8.44% at September 30, 2025 and 8.31% at December 31, 2024. The increase from the linked quarter was due to an increase in retained earnings and a decrease in average total assets. The increase from the same period last year was due to an increase in retained earnings, partially offset by an increase in average assets.

The Company repurchased 76.5 thousand shares of common stock at a total cost of $5.0 million under the share repurchase program in the fourth quarter of 2025. Total remaining buyback authority under the share repurchase program was $121.0 million at December 31, 2025.

The Company’s Board of Directors declared a quarterly cash dividend of $0.70 per share on the Company’s outstanding common shares. The dividend will be payable on March 13, 2026 to shareholders of record at the close of business on February 27, 2026.

On January 5, 2026, the Company announced that the Board of Directors declared a quarterly dividend payment of $10.94 per share, equivalent to $0.2735 per depositary share, of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, and a quarterly dividend payment of $20.00 per share, equivalent to $0.5000 per depositary share, of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B. The depositary shares representing the Series A Preferred Stock and Series B Preferred Stock are traded on the NYSE under the symbol “BOH.PRA” and “BOH.PRB”, respectively. The dividends on the Series A Preferred Stock and Series B Preferred Stock will be payable on February 2, 2026 to shareholders of record of the preferred stock as of the close of business on January 16, 2026.

Conference Call Information

The Company will review its fourth quarter financial results today at 8:00 a.m. Hawai‘i Time (1:00 p.m. Eastern Time). The live call, including a slide presentation, will be accessible on the investor relations link of Bank of Hawai‘i Corporation's website, www.boh.com. The webcast can be accessed via the link: https://register-conf.media-server.com/register/BI34f63e9b4766446cafc8f47a1a745b34. A replay of the conference call will be available for one year beginning at approximately 11:00 a.m. Hawai‘i Time on Monday, January 26, 2026. The replay will be available on the Company's website, www.boh.com.

Investor Announcements

Investors and others should note that the Company intends to announce financial and other information to the Company’s investors using the Company’s investor relations website at https://ir.boh.com, social media channels, press releases, SEC filings and public conference calls and webcasts, all for purposes of complying with the Company’s disclosure obligations under Regulation FD. Accordingly, investors should monitor these channels, as information is updated, and new information is posted.

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Bank of Hawai‘i Corporation Fourth Quarter 2025 Financial Results	Page 5
Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties that could cause results to be materially different from expectations. Forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations are examples of certain of these forward-looking statements. Do not unduly rely on forward-looking statements. Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawai‘i Corporation's Annual Report on Form 10-K for the year ended December 31, 2024 and its Form 10-Q for fiscal quarters ended March 31, 2025, June 30, 2025, and September 30, 2025 which were filed with the U.S. Securities and Exchange Commission. These forward-looking statements are not guarantees of future performance and speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Bank of Hawai‘i Corporation is an independent regional financial services company serving businesses, consumers, and governments in Hawai‘i and the West Pacific. The Company's principal subsidiary, Bank of Hawai‘i, was founded in 1897. For more information about Bank of Hawai‘i Corporation, see the Company’s website, www.boh.com. Bank of Hawai‘i Corporation is a trade name of Bank of Hawaii Corporation.
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Bank of Hawai‘i Corporation and Subsidiaries
Financial Highlights					Table 1
	Three Months Ended			Twelve Months Ended
(dollars in thousands, except per share amounts)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
For the Period:
Operating Results
Net Interest Income	$145,374	$136,675	$120,178	$537,539	$466,580
Provision for Credit Losses	2,500	2,500	3,750	11,500	11,150
Total Noninterest Income	44,271	45,966	43,047	179,090	172,529
Total Noninterest Expense	109,518	112,387	107,931	443,147	430,108
Pre-Provision Net Revenue	80,127	70,254	55,294	273,482	209,001
Net Income	60,935	53,345	39,162	205,902	149,994
Net Income Available to Common Shareholders	55,666	48,076	33,893	184,825	137,350
Basic Earnings Per Common Share	1.40	1.21	0.86	4.67	3.48
Diluted Earnings Per Common Share	1.39	1.20	0.85	4.63	3.46
Dividends Declared Per Common Share	0.70	0.70	0.70	2.80	2.80
Performance Ratios
Return on Average Assets	1.01%	0.88%	0.66%	0.87%	0.64%
Return on Average Shareholders' Equity	13.33	12.10	9.42	11.86	9.78
Return on Average Common Equity	15.03	13.59	10.30	13.29	10.85
Efficiency Ratio [1]	57.75	61.53	66.12	61.84	67.30
Net Interest Margin [2]	2.61	2.46	2.19	2.45	2.16
Dividend Payout Ratio [3]	50.00	57.85	81.40	59.96	80.46
Average Shareholders' Equity to Average Assets	7.57	7.29	6.98	7.29	6.56
Average Balances
Average Loans and Leases	$14,013,532	$13,982,003	$13,964,687	$14,026,427	$13,868,916
Average Assets	23,958,401	23,995,037	23,682,494	23,798,535	23,362,736
Average Deposits	20,980,199	21,068,286	20,756,682	20,855,867	20,536,239
Average Shareholders' Equity	1,814,000	1,748,576	1,654,156	1,736,055	1,533,243
Per Share of Common Stock
Book Value	$37.92	$36.35	$33.27	$37.92	$33.27
Tangible Book Value	37.12	35.56	32.47	37.12	32.47
Market Value
Closing	68.37	65.64	71.24	68.37	71.24
High	71.85	71.90	82.70	76.00	82.70
Low	59.36	60.32	60.58	57.45	54.50

	December 31, 2025	September 30, 2025	December 31, 2024
As of Period End:
Balance Sheet Totals
Loans and Leases	$14,082,050	$14,021,579	$14,075,980
Total Assets	24,176,364	24,014,609	23,601,114
Total Deposits	21,188,495	21,080,669	20,633,037
Other Debt	558,176	558,201	558,274
Total Shareholders' Equity	1,851,212	1,791,183	1,667,774
Asset Quality
Non-Performing Assets	$14,171	$16,864	$19,300
Allowance for Credit Losses - Loans and Leases	146,766	148,778	148,528
Allowance to Loans and Leases Outstanding [4]	1.04%	1.06%	1.06%
Capital Ratios [5]
Common Equity Tier 1 Capital Ratio	12.13%	11.98%	11.59%
Tier 1 Capital Ratio	14.49	14.34	13.95
Total Capital Ratio	15.54	15.40	15.00
Tier 1 Leverage Ratio	8.57	8.44	8.31
Total Shareholders' Equity to Total Assets	7.66	7.46	7.07
Tangible Common Equity to Tangible Assets [6]	6.11	5.90	5.48
Tangible Common Equity to Risk-Weighted Assets [6]	10.35	9.95	9.08
Non-Financial Data
Full-Time Equivalent Employees	1,877	1,905	1,865
Branches	51	51	50
ATMs	320	322	317
1.Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
2.Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.
3.Dividend payout ratio is defined as dividends declared per common share divided by basic earnings per common share.
4.The numerator comprises the Allowance for Credit Losses - Loans and Leases.
5.Regulatory capital ratios as of December 31, 2025 are preliminary.
6.Tangible common equity to tangible assets and tangible common equity to risk-weighted assets are Non-GAAP financial measures. Tangible common equity is defined by the Company as common shareholders' equity minus goodwill. See Table 2 “Reconciliation of Non-GAAP Financial Measures”.

Bank of Hawai‘i Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures			Table 2
(dollars in thousands)	December 31, 2025	September 30, 2025	December 31, 2024
Total Shareholders' Equity	$1,851,212	$1,791,183	$1,667,774
Less: Preferred Stock	345,000	345,000	345,000
Goodwill	31,517	31,517	31,517
Tangible Common Equity	$1,474,695	$1,414,666	$1,291,257

Total Assets	$24,176,364	$24,014,609	$23,601,114
Less: Goodwill	31,517	31,517	31,517
Tangible Assets	$24,144,847	$23,983,092	$23,569,597

Risk-Weighted Assets, determined in accordance with prescribed regulatory requirements [1]	$14,246,491	$14,215,866	$14,225,908

Total Shareholders' Equity to Total Assets	7.66%	7.46%	7.07%
Tangible Common Equity to Tangible Assets (Non-GAAP)	6.11%	5.90%	5.48%

Tier 1 Capital Ratio [1]	14.49%	14.34%	13.95%
Tangible Common Equity to Risk-Weighted Assets (Non-GAAP) [1]	10.35%	9.95%	9.08%
1Regulatory capital ratios as of December 31, 2025 are preliminary.

Bank of Hawai‘i Corporation and Subsidiaries
Consolidated Statements of Income					Table 3
	Three Months Ended			Twelve Months Ended
(dollars in thousands, except per share amounts)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Interest Income
Interest and Fees on Loans and Leases	$168,234	$169,411	$164,785	$667,506	$653,615
Income on Investment Securities
Available-for-Sale	32,950	29,702	23,223	114,027	89,705
Held-to-Maturity	18,929	19,332	20,677	78,387	85,515
Cash and Cash Equivalents	5,936	8,195	9,425	23,408	30,701
Other	1,245	1,068	1,107	4,495	4,215
Total Interest Income	227,294	227,708	219,217	887,823	863,751
Interest Expense
Deposits	75,477	84,590	92,099	324,235	368,764
Securities Sold Under Agreements to Repurchase	496	496	992	2,227	4,608
Other Debt	5,947	5,947	5,948	23,822	23,799
Total Interest Expense	81,920	91,033	99,039	350,284	397,171
Net Interest Income	145,374	136,675	120,178	537,539	466,580
Provision for Credit Losses	2,500	2,500	3,750	11,500	11,150
Net Interest Income After Provision for Credit Losses	142,874	134,175	116,428	526,039	455,430
Noninterest Income
Trust and Asset Management	12,883	12,598	12,157	49,319	47,485
Fees, Exchange, and Other Service Charges	12,298	15,219	14,399	56,337	57,236
Service Charges on Deposit Accounts	8,694	8,510	8,678	33,582	32,430
Bank-Owned Life Insurance	3,758	3,681	3,283	14,764	13,568
Annuity and Insurance	1,124	1,095	1,347	5,211	5,436
Mortgage Banking	917	906	942	3,660	4,109
Investment Securities Losses, Net	(18,717)	(1,945)	(3,306)	(23,395)	(7,507)
Other	23,314	5,902	5,547	39,612	19,772
Total Noninterest Income	44,271	45,966	43,047	179,090	172,529
Noninterest Expense
Salaries and Benefits	61,675	62,905	58,690	248,772	232,564
Net Equipment	10,047	10,285	10,308	40,501	40,886
Net Occupancy	10,029	10,932	10,263	42,019	42,084
Data Processing	5,659	5,603	5,313	21,985	19,540
Professional Fees	3,682	4,022	4,988	16,231	19,319
FDIC Insurance	2,378	3,508	3,711	11,168	17,850
Other	16,048	15,132	14,658	62,471	57,865
Total Noninterest Expense	109,518	112,387	107,931	443,147	430,108
Income Before Provision for Income Taxes	77,627	67,754	51,544	261,982	197,851
Provision for Income Taxes	16,692	14,409	12,382	56,080	47,857
Net Income	$60,935	$53,345	$39,162	$205,902	$149,994
Preferred Stock Dividends	5,269	5,269	5,269	21,077	12,644
Net Income Available to Common Shareholders	$55,666	$48,076	$33,893	$184,825	$137,350
Basic Earnings Per Common Share	$1.40	$1.21	$0.86	$4.67	$3.48
Diluted Earnings Per Common Share	$1.39	$1.20	$0.85	$4.63	$3.46
Dividends Declared Per Common Share	$0.70	$0.70	$0.70	$2.80	$2.80
Basic Weighted Average Common Shares	39,641,382	39,655,741	39,513,210	39,618,830	39,450,737
Diluted Weighted Average Common Shares	40,003,635	39,980,931	39,836,758	39,934,431	39,700,388

Bank of Hawai‘i Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income					Table 4
	Three Months Ended			Twelve Months Ended
(dollars in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net Income	$60,935	$53,345	$39,162	$205,902	$149,994
Other Comprehensive Income (Loss), Net of Tax:
Net Change in Unrealized Gains (Losses) on Investment Securities	29,367	22,711	(7,388)	95,808	53,435
Net Change in Defined Benefit Plans	2,446	232	(641)	3,143	(136)
Other Comprehensive Income (Loss)	31,813	22,943	(8,029)	98,951	53,299
Comprehensive Income	$92,748	$76,288	$31,133	$304,853	$203,293

Bank of Hawai‘i Corporation and Subsidiaries
Consolidated Statements of Condition			Table 5
(dollars in thousands, except per share amounts)	December 31, 2025	September 30, 2025	December 31, 2024
Assets
Cash and Cash Equivalents	$946,520	$985,223	$763,571
Investment Securities
Available-for-Sale	3,510,652	3,280,410	2,689,528
Held-to-Maturity (Fair Value of $3,651,966; $3,717,573; and $3,820,882)	4,245,681	4,340,032	4,618,543
Loans Held for Sale	4,369	1,236	2,150
Loans and Leases	14,082,050	14,021,579	14,075,980
Allowance for Credit Losses	(146,766)	(148,778)	(148,528)
Net Loans and Leases	13,935,284	13,872,801	13,927,452
Premises and Equipment, Net	199,747	196,093	184,480
Operating Lease Right-of-Use Assets	83,424	82,804	80,165
Accrued Interest Receivable	69,899	69,224	66,367
Mortgage Servicing Rights	17,455	17,927	19,199
Goodwill	31,517	31,517	31,517
Bank-Owned Life Insurance	499,795	494,041	481,184
Other Assets	632,021	643,301	736,958
Total Assets	$24,176,364	$24,014,609	$23,601,114
Liabilities
Deposits
Noninterest-Bearing Demand	$5,755,371	$5,400,943	$5,423,562
Interest-Bearing Demand	3,910,952	3,813,921	3,784,984
Savings	8,741,090	8,814,451	8,364,916
Time	2,781,082	3,051,354	3,059,575
Total Deposits	21,188,495	21,080,669	20,633,037
Securities Sold Under Agreements to Repurchase	50,000	50,000	100,000
Other Debt	558,176	558,201	558,274
Operating Lease Liabilities	92,402	91,690	88,794
Retirement Benefits Payable	20,139	23,352	23,760
Accrued Interest Payable	22,370	27,580	34,799
Other Liabilities	393,570	391,934	494,676
Total Liabilities	22,325,152	22,223,426	21,933,340
Shareholders’ Equity
Preferred Stock (Series A, $.01 par value; authorized 180,000 shares issued and outstanding)	180,000	180,000	180,000
Preferred Stock (Series B, $.01 par value; authorized 165,000 shares issued and outstanding)	165,000	165,000	165,000
Common Stock ($.01 par value; authorized 500,000,000 shares; issued / outstanding: December 31, 2025 - 58,780,253 / 39,725,698; September 30, 2025 - 58,779,666 / 39,785,201; and December 31, 2024 - 58,765,907 / 39,762,255)	587	587	585
Capital Surplus	664,781	659,922	647,403
Accumulated Other Comprehensive Loss	(244,438)	(276,251)	(343,389)
Retained Earnings	2,205,707	2,178,263	2,133,838
Treasury Stock, at Cost (Shares: December 31, 2025 - 19,054,555; September 30, 2025 - 18,994,465; and December 31, 2024 - 19,003,609)	(1,120,425)	(1,116,338)	(1,115,663)
Total Shareholders’ Equity	1,851,212	1,791,183	1,667,774
Total Liabilities and Shareholders’ Equity	$24,176,364	$24,014,609	$23,601,114

Bank of Hawai‘i Corporation and Subsidiaries
Consolidated Statements of Shareholders' Equity											Table 6
(dollars in thousands, except per share amounts)	Preferred Shares Series A Outstanding	Preferred Series A Stock	Preferred Shares Series B Outstanding	Preferred Series B Stock	Common Shares Outstanding	Common Stock	Capital Surplus	Accum. Other Comprehensive Income (Loss)	Retained Earnings	Treasury Stock	Total
Balance as of December 31, 2024	180,000	$180,000	165,000	$165,000	39,762,255	$585	$647,403	$(343,389)	$2,133,838	$(1,115,663)	$1,667,774
Net Income	–	–	–	–	–	–	–	–	205,902	–	205,902
Other Comprehensive Income	–	–	–	–	–	–	–	98,951	–	–	98,951
Share-Based Compensation	–	–	–	–	–	–	16,243	–	–	–	16,243
Common Stock Issued Under Purchase and Equity Compensation Plans	–	–	–	–	97,556	2	1,135	–	–	4,012	5,149
Common Stock Repurchased Under Share Repurchase Program	–	–	–	–	(76,547)	–	–	–	–	(5,001)	(5,001)
Equity Compensation Plan Common Stock Repurchases	—	—	—	—	(57,566)	—	—	—	—	(3,773)	(3,773)
Cash Dividends Declared Common Stock ($2.80 per share)	–	–	–	–	–	–	–	–	(112,956)	–	(112,956)
Cash Dividends Declared Preferred Stock	–	–	–	–	–	–	–	–	(21,077)	–	(21,077)
Balance as of December 31, 2025	180,000	$180,000	165,000	$165,000	39,725,698	$587	$664,781	$(244,438)	$2,205,707	$(1,120,425)	$1,851,212

Balance as of December 31, 2023	180,000	$180,000	–	$–	39,753,138	$583	$636,422	$(396,688)	$2,107,569	$(1,113,644)	$1,414,242
Net Income	–	–	–	–	–	–	–	–	149,994	–	149,994
Other Comprehensive Income	–	–	–	–	–	–	–	53,299	–	–	53,299
Share-Based Compensation	–	–	–	–	–	–	14,444	–	–	–	14,444
Preferred Stock Issued, Net	–	–	165,000	165,000	–	–	(4,386)	–	–	–	160,614
Common Stock Issued Under Purchase and Equity Compensation Plans	–	–	–	–	96,394	2	923	–	1,232	3,283	5,440
Equity Compensation Plan Common Stock Repurchases	–	–	–	–	(87,277)	–	–	–	–	(5,302)	(5,302)
Cash Dividends Declared Common Stock ($2.80 per share)	–	–	–	–	–	–	–	–	(112,313)	–	(112,313)
Cash Dividends Declared Preferred Stock	–	–	–	–	–	–	–	–	(12,644)	–	(12,644)
Balance as of December 31, 2024	180,000	$180,000	165,000	$165,000	39,762,255	$585	$647,403	$(343,389)	$2,133,838	$(1,115,663)	$1,667,774

Bank of Hawai‘i Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis [1]								Table 7a
	Three Months Ended December 31, 2025			Three Months Ended September 30, 2025			Three Months Ended December 31, 2024
(dollars in millions)	Average Balance	Income/Expense [2]	Yield/Rate	Average Balance	Income/Expense [2]	Yield/Rate	Average Balance	Income/Expense [2]	Yield/Rate
Earning Assets
Cash and Cash Equivalents	$604.5	$6.0	3.84%	$744.3	$8.2	4.31%	$784.9	$9.4	4.70%
Investment Securities
Available-for-Sale
Taxable	3,363.4	32.5	3.86	3,157.8	29.3	3.70	2,614.5	23.0	3.50
Non-Taxable	32.0	0.5	5.80	32.4	0.5	5.98	21.5	0.3	6.39
Held-to-Maturity
Taxable	4,265.7	18.8	1.76	4,363.9	19.2	1.76	4,636.7	20.5	1.77
Non-Taxable	33.7	0.2	2.10	33.8	0.2	2.10	34.3	0.2	2.10
Total Investment Securities	7,694.8	52.0	2.70	7,587.9	49.2	2.59	7,307.0	44.0	2.41
Loans Held for Sale	2.4	0.0	5.51	1.6	0.0	5.92	4.0	0.1	5.86
Loans and Leases [3]
Commercial Mortgage	4,124.5	55.2	5.31	4,016.3	54.3	5.36	3,868.7	52.0	5.34
Commercial and Industrial	1,590.0	19.6	4.90	1,600.7	20.5	5.09	1,697.9	22.1	5.18
Construction	265.5	4.6	6.89	394.4	7.3	7.32	346.6	6.6	7.54
Commercial Lease Financing	89.7	0.9	4.19	93.0	1.0	4.11	82.9	0.7	3.62
Residential Mortgage	4,719.8	47.5	4.03	4,638.1	46.7	4.02	4,621.0	45.3	3.93
Home Equity	2,122.1	24.3	4.54	2,129.6	23.9	4.46	2,181.6	22.5	4.10
Automobile	692.7	9.6	5.49	706.9	9.5	5.35	774.4	9.5	4.90
Other	409.2	7.9	7.64	403.0	7.7	7.63	391.6	7.2	7.29
Total Loans and Leases	14,013.5	169.6	4.81	13,982.0	170.9	4.86	13,964.7	165.9	4.73
Other	82.2	1.2	6.06	65.3	1.1	6.54	65.0	1.1	6.82
Total Earning Assets	22,397.4	228.8	4.07	22,381.1	229.4	4.08	22,125.6	220.5	3.97
Non-Earning Assets	1,561.0			1,613.9			1,556.9
Total Assets	$23,958.4			$23,995.0			$23,682.5

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$3,697.9	$7.3	0.78%	$3,781.0	$7.8	0.81%	$3,655.8	$7.8	0.85%
Savings	8,738.2	44.3	2.01	8,831.0	50.6	2.28	8,652.2	52.6	2.42
Time	2,974.0	23.9	3.18	3,057.6	26.2	3.40	3,142.8	31.7	4.02
Total Interest-Bearing Deposits	15,410.1	75.5	1.94	15,669.6	84.6	2.14	15,450.8	92.1	2.37
Securities Sold Under Agreements to Repurchase	50.0	0.5	3.89	50.0	0.5	3.89	100.2	1.0	3.87
Other Debt	558.2	5.9	4.23	558.3	6.0	4.23	558.3	5.9	4.24
Total Interest-Bearing Liabilities	16,018.3	81.9	2.03	16,277.9	91.1	2.22	16,109.3	99.0	2.45
Net Interest Income		$146.9			$138.3			$121.5
Interest Rate Spread			2.04%			1.86%			1.52%
Net Interest Margin			2.61%			2.46%			2.19%
Noninterest-Bearing Demand Deposits	5,570.1			5,398.7			5,305.9
Other Liabilities	556.0			569.8			613.1
Shareholders' Equity	1,814.0			1,748.6			1,654.2
Total Liabilities and Shareholders' Equity	$23,958.4			$23,995.0			$23,682.5
1Due to rounding, the amounts presented in this table may not tie to other amounts presented elsewhere in this report.
2Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 21%, of $1.6 million, $1.7 million, and $1.3 million for the three months ended December 31, 2025, September 30, 2025, and December 31, 2024, respectively.
3Non-performing loans and leases are included in the respective average loan and lease balances.

Bank of Hawai‘i Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis [1]						Table 7b
	Twelve Months Ended December 31, 2025			Twelve Months Ended December 31, 2024
(dollars in millions)	Average Balance	Income/Expense [2]	Yield/Rate	Average Balance	Income/Expense [2]	Yield/Rate
Earning Assets
Cash and Cash Equivalents	$551.4	$23.4	4.24%	$594.1	$30.7	5.17%
Investment Securities
Available-for-Sale
Taxable	3,076.5	112.7	3.66	2,433.8	89.3	3.67
Non-Taxable	28.3	1.7	5.83	9.2	0.6	6.05
Held-to-Maturity
Taxable	4,409.2	77.8	1.77	4,783.5	84.9	1.78
Non-Taxable	33.9	0.7	2.10	34.5	0.7	2.10
Total Investment Securities	7,547.9	192.9	2.56	7,261.0	175.5	2.42
Loans Held for Sale	2.1	0.2	5.78	2.9	0.2	6.05
Loans and Leases [3]
Commercial Mortgage	4,045.5	215.7	5.33	3,763.6	205.9	5.47
Commercial and Industrial	1,640.2	82.5	5.03	1,679.8	89.2	5.31
Construction	341.1	24.6	7.21	333.4	25.6	7.66
Commercial Lease Financing	91.8	3.7	4.05	65.1	1.7	2.68
Residential Mortgage	4,650.5	184.6	3.97	4,614.8	182.4	3.95
Home Equity	2,136.8	94.0	4.40	2,217.5	87.8	3.96
Automobile	720.4	37.9	5.26	803.6	37.0	4.61
Other	400.1	30.2	7.55	391.1	27.4	7.01
Total Loans and Leases	14,026.4	673.2	4.80	13,868.9	657.0	4.74
Other	69.5	4.5	6.47	63.2	4.2	6.66
Total Earning Assets	22,197.3	894.2	4.03	21,790.1	867.6	3.98
Non-Earning Assets	1,601.2			1,572.6
Total Assets	$23,798.5			$23,362.7

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$3,739.3	$29.7	0.79%	$3,745.9	$33.2	0.89%
Savings	8,674.1	190.2	2.19	8,362.3	209.7	2.51
Time	3,029.6	104.3	3.44	3,042.3	125.9	4.14
Total Interest-Bearing Deposits	15,443.0	324.2	2.10	15,150.5	368.8	2.43
Securities Sold Under Agreements to Repurchase	56.6	2.2	3.94	118.2	4.6	3.90
Other Debt	563.2	23.9	4.23	560.4	23.8	4.25
Total Interest-Bearing Liabilities	16,062.8	350.3	2.18	15,829.1	397.2	2.51
Net Interest Income		$543.9			$470.4
Interest Rate Spread			1.85%			1.47%
Net Interest Margin			2.45%			2.16%
Noninterest-Bearing Demand Deposits	5,412.9			5,385.8
Other Liabilities	586.7			614.6
Shareholders' Equity	1,736.1			1,533.2
Total Liabilities and Shareholders' Equity	$23,798.5			$23,362.7
1.Due to rounding, the amounts presented in this table may not tie to other amounts presented elsewhere in this report.
2.Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 21%, of $6.4 million and $3.8 million for the twelve months ended December 31, 2025 and December 31, 2024, respectively.
3.Non-performing loans and leases are included in the respective average loan and lease balances.

Bank of Hawai‘i Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8a
	Three Months Ended December 31, 2025
	Compared to September 30, 2025
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Cash and Cash Equivalents	$(1.4)	$(0.9)	$(2.3)
Investment Securities
Available-for-Sale
Taxable	2.0	1.3	3.3
Non-Taxable	(0.1)	0.0	(0.1)
Held-to-Maturity
Taxable	(0.4)	0.0	(0.4)
Non-Taxable	0.0	0.0	0.0
Total Investment Securities	1.5	1.3	2.8
Loans Held for Sale	0.0	0.1	0.1
Loans and Leases
Commercial Mortgage	1.5	(0.6)	0.9
Commercial and Industrial	(0.1)	(0.8)	(0.9)
Construction	(2.3)	(0.4)	(2.7)
Commercial Lease Financing	0.0	0.0	0.0
Residential Mortgage	0.8	0.1	0.9
Home Equity	(0.1)	0.4	0.3
Automobile	(0.2)	0.2	0.0
Other	0.1	0.1	0.2
Total Loans and Leases	(0.3)	(1.0)	(1.3)
Other	0.5	(0.3)	0.2
Total Change in Interest Income	0.3	(0.8)	(0.5)

Change in Interest Expense:
Interest-Bearing Deposits
Demand	(0.2)	(0.3)	(0.5)
Savings	(0.5)	(5.8)	(6.3)
Time	(0.7)	(1.6)	(2.3)
Total Interest-Bearing Deposits	(1.4)	(7.7)	(9.1)
Securities Sold Under Agreements to Repurchase	—	—	—
Other Debt	—	—	—
Total Change in Interest Expense	(1.4)	(7.7)	(9.1)

Change in Net Interest Income	$1.7	$6.9	$8.6
1The change in interest income and expense due to both volume and rate has been allocated between the factors in proportion to the relationship of the absolute dollar amounts of the change in each.

Bank of Hawai‘i Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8b
	Three Months Ended December 31, 2025
	Compared to December 31, 2024
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Cash and Cash Equivalents	$(2.0)	$(1.5)	$(3.5)
Investment Securities
Available-for-Sale
Taxable	7.1	2.5	9.6
Non-Taxable	0.1	0.0	0.1
Held-to-Maturity
Taxable	(1.6)	(0.1)	(1.7)
Non-Taxable	0.0	—	0.0
Total Investment Securities	5.6	2.4	8.0
Loans Held for Sale	0.0	0.0	0.0
Loans and Leases
Commercial Mortgage	3.6	(0.4)	3.2
Commercial and Industrial	(1.3)	(1.1)	(2.4)
Construction	(1.5)	(0.5)	(2.0)
Commercial Lease Financing	0.1	0.1	0.2
Residential Mortgage	1.0	1.1	2.1
Home Equity	(0.6)	2.4	1.8
Automobile	(1.1)	1.1	0.0
Other	0.4	0.4	0.8
Total Loans and Leases	0.6	3.1	3.7
Other	0.6	(0.5)	0.1
Total Change in Interest Income	4.8	3.5	8.3

Change in Interest Expense:
Interest-Bearing Deposits
Demand	0.1	(0.7)	(0.6)
Savings	0.5	(8.7)	(8.2)
Time	(1.6)	(6.2)	(7.8)
Total Interest-Bearing Deposits	(1.0)	(15.6)	(16.6)
Securities Sold Under Agreements to Repurchase	(0.5)	0.0	(0.5)
Other Debt	—	0.0	0.0
Total Change in Interest Expense	(1.5)	(15.6)	(17.1)

Change in Net Interest Income	$6.3	$19.1	$25.4
1The change in interest income and expense due to both volume and rate has been allocated between the factors in proportion to the relationship of the absolute dollar amounts of the change in each.

Bank of Hawai‘i Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8c
	Twelve Months Ended December 31, 2025
	Compared to December 31, 2024
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Cash and Cash Equivalents	$(2.1)	$(5.2)	$(7.3)
Investment Securities
Available-for-Sale
Taxable	23.6	(0.1)	23.5
Non-Taxable	1.1	0.0	1.1
Held-to-Maturity
Taxable	(6.6)	(0.5)	(7.1)
Non-Taxable	(0.1)	—	(0.1)
Total Investment Securities	18.0	(0.6)	17.4
Loans Held for Sale	(0.1)	0.0	(0.1)
Loans and Leases
Commercial Mortgage	15.1	(5.3)	9.8
Commercial and Industrial	(2.1)	(4.6)	(6.7)
Construction	0.6	(1.6)	(1.0)
Commercial Lease Financing	1.6	0.4	2.0
Residential Mortgage	1.4	0.9	2.3
Home Equity	(3.3)	9.5	6.2
Automobile	(4.0)	4.9	0.9
Other	0.6	2.2	2.8
Total Loans and Leases	9.9	6.4	16.3
Other	0.4	(0.1)	0.3
Total Change in Interest Income	26.1	0.5	26.6

Change in Interest Expense:
Interest-Bearing Deposits
Demand	(0.1)	(3.4)	(3.5)
Savings	7.6	(27.0)	(19.4)
Time	(0.5)	(21.1)	(21.6)
Total Interest-Bearing Deposits	7.0	(51.5)	(44.5)
Securities Sold Under Agreements to Repurchase	(2.4)	0.0	(2.4)
Other Debt	0.1	(0.1)	0.0
Total Change in Interest Expense	4.7	(51.6)	(46.9)

Change in Net Interest Income	$21.4	$52.1	$73.5
1.The change in interest income and expense due to both volume and rate has been allocated between the factors in proportion to the relationship of the absolute dollar amounts of the change in each.

Bank of Hawai‘i Corporation and Subsidiaries
Salaries and Benefits					Table 9
	Three Months Ended			Twelve Months Ended
(dollars in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Salaries	$39,915	$40,428	$38,852	$158,229	$154,538
Incentive Compensation	4,535	4,280	4,423	19,455	15,708
Share-Based Compensation	4,379	3,979	3,208	15,527	13,667
Retirement and Other Benefits	4,378	3,895	3,456	17,228	15,408
Medical, Dental, and Life Insurance	3,916	3,908	4,965	15,971	14,900
Payroll Taxes	2,740	2,998	2,593	13,502	13,232
Commission Expense	1,670	1,326	1,085	5,172	3,575
Separation Expense	142	2,091	108	3,688	1,536
Total Salaries and Benefits	$61,675	$62,905	$58,690	$248,772	$232,564

Bank of Hawai‘i Corporation and Subsidiaries
Loan and Lease Portfolio Balances					Table 10
(dollars in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Commercial
Commercial Mortgage	$4,205,791	$4,040,711	$4,038,956	$4,038,287	$4,020,622
Commercial and Industrial	1,584,245	1,581,232	1,597,560	1,703,290	1,705,133
Construction	208,584	380,944	374,768	363,716	308,898
Lease Financing	88,303	92,213	92,842	92,456	90,756
Total Commercial	6,086,923	6,095,100	6,104,126	6,197,749	6,125,409
Consumer
Residential Mortgage	4,775,502	4,685,214	4,637,014	4,630,876	4,628,283
Home Equity	2,114,809	2,129,599	2,139,025	2,144,955	2,165,514
Automobile	690,376	699,244	715,688	740,390	764,146
Other	414,440	412,422	406,325	401,353	392,628
Total Consumer	7,995,127	7,926,479	7,898,052	7,917,574	7,950,571
Total Loans and Leases	$14,082,050	$14,021,579	$14,002,178	$14,115,323	$14,075,980

Deposits
(dollars in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Consumer	$10,466,617	$10,393,932	$10,429,271	$10,522,627	$10,397,777
Commercial	8,597,265	8,348,396	8,243,898	8,411,838	8,299,590
Public and Other	2,124,613	2,338,341	2,125,745	2,073,752	1,935,670
Total Deposits	$21,188,495	$21,080,669	$20,798,914	$21,008,217	$20,633,037

Average Deposits
	Three Months Ended
(dollars in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Consumer	$10,373,200	$10,387,715	$10,435,867	$10,408,747	$10,327,928
Commercial	8,478,592	8,504,078	8,316,893	8,318,182	8,564,213
Public and Other	2,128,407	2,176,493	1,946,933	1,942,610	1,864,541
Total Deposits	$20,980,199	$21,068,286	$20,699,693	$20,669,539	$20,756,682

Bank of Hawai‘i Corporation and Subsidiaries
Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More					Table 11
(dollars in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial Mortgage	$2,085	$2,498	$2,566	$2,195	$2,450
Commercial and Industrial	1,940	3,506	3,744	3,451	4,627
Total Commercial	4,025	6,004	6,310	5,646	7,077
Consumer
Residential Mortgage	5,382	5,628	5,842	4,686	5,052
Home Equity	4,469	5,107	5,387	5,759	4,514
Total Consumer	9,851	10,735	11,229	10,445	9,566
Total Non-Accrual Loans and Leases	13,876	16,739	17,539	16,091	16,643
Foreclosed Real Estate	295	125	342	1,360	2,657
Total Non-Performing Assets	$14,171	$16,864	$17,881	$17,451	$19,300
Accruing Loans and Leases Past Due 90 Days or More
Consumer
Residential Mortgage	$8,834	$7,456	$9,070	$3,895	$3,984
Home Equity	2,152	2,765	1,867	2,228	2,845
Automobile	520	525	680	486	776
Other	753	578	630	943	677
Total Consumer	12,259	11,324	12,247	7,552	8,282
Total Accruing Loans and Leases Past Due 90 Days or More	$12,259	$11,324	$12,247	$7,552	$8,282
Total Loans and Leases	$14,082,050	$14,021,579	$14,002,178	$14,115,323	$14,075,980
Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.10%	0.12%	0.13%	0.11%	0.12%
Ratio of Non-Performing Assets to Total Loans and Leases and Foreclosed Real Estate	0.10%	0.12%	0.13%	0.12%	0.14%
Ratio of Non-Performing Assets to Total Assets	0.06%	0.07%	0.08%	0.07%	0.08%
Ratio of Commercial Non-Performing Assets to Total Commercial Loans and Leases and Commercial Foreclosed Real Estate	0.07%	0.10%	0.10%	0.09%	0.12%
Ratio of Consumer Non-Performing Assets to Total Consumer Loans and Leases and Consumer Foreclosed Real Estate	0.13%	0.14%	0.15%	0.15%	0.15%
Ratio of Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More to Total Loans and Leases and Foreclosed Real Estate	0.19%	0.20%	0.22%	0.18%	0.20%
Quarter to Quarter Changes in Non-Performing Assets Balance at Beginning of Quarter	$16,864	$17,881	$17,451	$19,300	$19,781
Additions [1]	2,608	959	3,522	2,209	2,198
Reductions
Payments	(2,631)	(804)	(1,424)	(1,212)	(708)
Return to Accrual Status	(1,217)	(321)	(574)	(244)	(476)
Sales of Foreclosed Real Estate	(120)	(216)	(1,040)	(1,492)	-
Charge-offs / Write-downs [1]	(1,333)	(635)	(54)	(1,110)	(1,495)
Total Reductions	(5,301)	(1,976)	(3,092)	(4,058)	(2,679)
Balance at End of Quarter	$14,171	$16,864	$17,881	$17,451	$19,300
1Excludes loans that are fully charged-off and placed on non-accrual status during the same period.

Bank of Hawai‘i Corporation and Subsidiaries
Reserve for Credit Losses					Table 12
	Three Months Ended			Twelve Months Ended
(dollars in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Balance at Beginning of Period	$150,051	$150,128	$150,325	$150,649	$152,429
Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(1,331)	(171)	(353)	(3,107)	(2,609)
Consumer
Residential Mortgage	—	—	(337)	—	(385)
Home Equity	(165)	(28)	(339)	(423)	(701)
Automobile	(1,654)	(1,368)	(1,548)	(6,026)	(5,342)
Other	(2,192)	(2,392)	(2,637)	(9,465)	(10,099)
Total Loans and Leases Charged-Off	(5,342)	(3,959)	(5,214)	(19,021)	(19,136)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	92	98	387	345	832
Consumer
Residential Mortgage	11	58	150	91	303
Home Equity	88	177	177	573	792
Automobile	517	559	609	2,266	2,168
Other	486	490	465	2,000	2,111
Total Recoveries on Loans and Leases Previously Charged-Off	1,194	1,382	1,788	5,275	6,206
Net Charged-Off - Loans and Leases	(4,148)	(2,577)	(3,426)	(13,746)	(12,930)
Provision for Credit Losses:
Loans and Leases	2,136	2,812	4,623	11,984	15,055
Unfunded Commitments	364	(312)	(873)	(484)	(3,905)
Total Provision for Credit Losses	2,500	2,500	3,750	11,500	11,150
Balance at End of Period	$148,403	$150,051	$150,649	$148,403	$150,649
Components
Allowance for Credit Losses - Loans and Leases	$146,766	$148,778	$148,528	$146,766	$148,528
Reserve for Unfunded Commitments	1,637	1,273	2,121	1,637	2,121
Total Reserve for Credit Losses	$148,403	$150,051	$150,649	$148,403	$150,649
Average Loans and Leases Outstanding	$14,013,532	$13,982,003	$13,964,687	$14,026,427	$13,868,916
Ratio of Net Loans and Leases Charged-Off to Average Loans and Leases Outstanding (annualized)	0.12%	0.07%	0.10%	0.10%	0.09%
Ratio of Allowance for Credit Losses to Loans and Leases Outstanding [1]	1.04%	1.06%	1.06%	1.04%	1.06%
1The numerator comprises the Allowance for Credit Losses - Loans and Leases.

Bank of Hawai‘i Corporation and Subsidiaries
Business Segments Selected Financial Information				Table 13
(dollars in thousands)	Consumer Banking	Commercial Banking	Treasury and Other	Consolidated Total
Three Months Ended December 31, 2025
Net Interest Income (Expense)	$97,044	$56,365	$(8,035)	$145,374
Provision for (Recapture of) Credit Losses	3,059	1,088	(1,647)	2,500
Net Interest Income (Expense) After Provision for Credit Losses	93,985	55,277	(6,388)	142,874
Noninterest Income	34,574	23,638	(13,941)	44,271
Salaries and Benefits	21,318	4,434	35,923	61,675
Net Occupancy	6,977	395	2,657	10,029
Other Noninterest Expense	61,042	11,156	(34,384)	37,814
Noninterest Expense	89,337	15,985	4,196	109,518
Income (Loss) Before Provision for Income Taxes	39,222	62,930	(24,525)	77,627
Provision (Benefit) for Income Taxes	9,929	16,284	(9,521)	16,692
Net Income (Loss)	$29,293	$46,646	$(15,004)	$60,935
Total Assets as of December 31, 2025	$8,337,939	$6,125,727	$9,712,698	$24,176,364

Three Months Ended December 31, 2024 ¹
Net Interest Income (Expense)	$98,019	$53,516	$(31,357)	$120,178
Provision for (Recapture of) Credit Losses	3,751	(326)	325	3,750
Net Interest Income (Expense) After Provision for Credit Losses	94,268	53,842	(31,682)	116,428
Noninterest Income	34,800	7,490	757	43,047
Salaries and Benefits	19,984	4,799	33,907	58,690
Net Occupancy	7,074	474	2,715	10,263
Other Noninterest Expense	58,458	13,601	(33,081)	38,978
Noninterest Expense	85,516	18,874	3,541	107,931
Income (Loss) Before Provision for Income Taxes	43,552	42,458	(34,466)	51,544
Provision (Benefit) for Income Taxes	11,136	10,819	(9,573)	12,382
Net Income (Loss)	$32,416	$31,639	$(24,893)	$39,162
Total Assets as of December 31, 2024	$8,288,997	$6,145,162	$9,166,955	$23,601,114

Twelve Months Ended December 31, 2025
Net Interest Income (Expense)	$383,955	$220,084	$(66,500)	$537,539
Provision for (Recapture of) Credit Losses	11,551	2,194	(2,245)	11,500
Net Interest Income (Expense) After Provision for Credit Losses	372,404	217,890	(64,255)	526,039
Noninterest Income	135,923	47,086	(3,919)	179,090
Salaries and Benefits	84,773	19,834	144,165	248,772
Net Occupancy	28,578	1,593	11,848	42,019
Other Noninterest Expense	236,285	52,332	(136,261)	152,356
Noninterest Expense	349,636	73,759	19,752	443,147
Income (Loss) Before Provision for Income Taxes	158,691	191,217	(87,926)	261,982
Provision (Benefit) for Income Taxes	40,291	49,097	(33,308)	56,080
Net Income (Loss)	$118,400	$142,120	$(54,618)	$205,902
Total Assets as of December 31, 2025	$8,337,939	$6,125,727	$9,712,698	$24,176,364

Twelve Months Ended December 31, 2024 ¹
Net Interest Income (Expense)	$391,137	$206,450	$(131,007)	$466,580
Provision for (Recapture of) Credit Losses	11,969	913	(1,732)	11,150
Net Interest Income (Expense) After Provision for Credit Losses	379,168	205,537	(129,275)	455,430
Noninterest Income	134,568	28,768	9,193	172,529
Salaries and Benefits	81,477	20,436	130,651	232,564
Net Occupancy	27,551	1,816	12,717	42,084
Other Noninterest Expense	230,916	52,100	(127,556)	155,460
Noninterest Expense	339,944	74,352	15,812	430,108
Income (Loss) Before Provision for Income Taxes	173,792	159,953	(135,894)	197,851
Provision (Benefit) for Income Taxes	44,290	40,530	(36,963)	47,857
Net Income (Loss)	$129,502	$119,423	$(98,931)	$149,994
Total Assets as of December 31, 2024	$8,288,997	$6,145,162	$9,166,955	$23,601,114
1Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawai‘i Corporation and Subsidiaries
Selected Quarterly Financial Data					Table 14
	Three Months Ended
(dollars in thousands, except per share amounts)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$168,234	$169,411	$166,779	$163,082	$164,785
Income on Investment Securities
Available-for-Sale	32,950	29,702	27,007	24,368	23,223
Held-to-Maturity	18,929	19,332	19,835	20,291	20,677
Cash and Cash Equivalents	5,936	8,195	3,817	5,460	9,425
Other	1,245	1,068	1,097	1,085	1,107
Total Interest Income	227,294	227,708	218,535	214,286	219,217
Interest Expense
Deposits	75,477	84,590	82,476	81,692	92,099
Securities Sold Under Agreements to Repurchase	496	496	491	744	992
Other Debt	5,947	5,947	5,885	6,043	5,948
Total Interest Expense	81,920	91,033	88,852	88,479	99,039
Net Interest Income	145,374	136,675	129,683	125,807	120,178
Provision for Credit Losses	2,500	2,500	3,250	3,250	3,750
Net Interest Income After Provision for Credit Losses	142,874	134,175	126,433	122,557	116,428
Noninterest Income
Trust and Asset Management	12,883	12,598	12,097	11,741	12,157
Fees, Exchange, and Other Service Charges	12,298	15,219	14,383	14,437	14,399
Service Charges on Deposit Accounts	8,694	8,510	8,119	8,259	8,678
Bank-Owned Life Insurance	3,758	3,681	3,714	3,611	3,283
Annuity and Insurance	1,124	1,095	1,437	1,555	1,347
Mortgage Banking	917	906	849	988	942
Investment Securities Losses, Net	(18,717)	(1,945)	(1,126)	(1,607)	(3,306)
Other	23,314	5,902	5,322	5,074	5,547
Total Noninterest Income	44,271	45,966	44,795	44,058	43,047
Noninterest Expense
Salaries and Benefits	61,675	62,905	61,308	62,884	58,690
Net Equipment	10,047	10,285	9,977	10,192	10,308
Net Occupancy	10,029	10,932	10,499	10,559	10,263
Data Processing	5,659	5,603	5,456	5,267	5,313
Professional Fees	3,682	4,022	4,263	4,264	4,988
FDIC Insurance	2,378	3,508	3,640	1,642	3,711
Other	16,048	15,132	15,640	15,651	14,658
Total Noninterest Expense	109,518	112,387	110,783	110,459	107,931
Income Before Provision for Income Taxes	77,627	67,754	60,445	56,156	51,544
Provision for Income Taxes	16,692	14,409	12,808	12,171	12,382
Net Income	$60,935	$53,345	$47,637	$43,985	$39,162
Preferred Stock Dividends	5,269	5,269	5,269	5,269	5,269
Net Income Available to Common Shareholders	$55,666	$48,076	$42,368	$38,716	$33,893
Basic Earnings Per Common Share	$1.40	$1.21	$1.07	$0.98	$0.86
Diluted Earnings Per Common Share	$1.39	$1.20	$1.06	$0.97	$0.85
Balance Sheet Totals
Loans and Leases	$14,082,050	$14,021,579	$14,002,178	$14,115,323	$14,075,980
Total Assets	24,176,364	24,014,609	23,709,752	23,885,056	23,601,114
Total Deposits	21,188,495	21,080,669	20,798,914	21,008,217	20,633,037
Total Shareholders' Equity	1,851,212	1,791,183	1,743,107	1,704,935	1,667,774
Performance Ratios
Return on Average Assets	1.01%	0.88%	0.81%	0.75%	0.66%
Return on Average Shareholders' Equity	13.33	12.10	11.21	10.65	9.42
Return on Average Common Equity	15.03	13.59	12.50	11.80	10.30
Efficiency Ratio [1]	57.75	61.53	63.49	65.03	66.12
Net Interest Margin [2]	2.61	2.46	2.39	2.32	2.19
1Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
2Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.

Bank of Hawai‘i Corporation and Subsidiaries
Hawaii Economic Trends						Table 15
	Nine Months Ended		Year Ended
(dollars in millions, jobs in thousands, 1-year percentage change)	September 30, 2025 [1]		December 31, 2024		December 31, 2023
Hawaii Economic Trends
State General Fund Revenues [2]	$7,240.5	(7.1)%	$10,124.9	6.5%	$9,504.1	0.7%
General Excise and Use Tax Revenue [2]	3,614.4	4.7	4,495.0	0.5	4,474.1	4.9
Jobs [3]	669.8		661.6		657.7
				November 30,	December 31,
				2025	2024	2023
Unemployment, seasonally adjusted [3]
Statewide				2.2%	3.0%	3.0%
Honolulu County				2.1	2.9	2.5
Hawaii County				2.6	3.4	2.9
Maui County				2.7	3.7	5.8
Kauai County				2.0	3.0	2.5
			December 31,
(1-year percentage change, except months of inventory)			2025	2024	2023	2022
Housing Trends (Single Family Oahu) [4]
Median Home Price			3.5%	4.8%	(5.0)%	11.6%
Home Sales Volume (units)			3.5%	9.1%	(26.3)%	(23.2)%
Months of Inventory			2.6	2.9	2.8	2.1

(in thousands, except percentage change)	Monthly Visitor Arrivals, Not Seasonally Adjusted	Percentage Change from Previous Year
Tourism [5]
November 30, 2025	728.1	(3.7)%
October 31, 2025	727.2	(1.2)
September 30, 2025	674.9	(2.2)
August 31, 2025	806.8	(2.6)
July 31, 2025	870.8	(4.6)
June 30, 2025	855.7	(1.9)
May 31, 2025	766.4	1.1
April 30, 2025	810.3	9.4
March 31, 2025	890.0	2.8
February 28, 2025	739.7	(1.7)
January 31, 2025	773.1	3.7
December 31, 2024	892.0	5.3
November 30, 2024	755.8	4.8
October 31, 2024	736.1	5.1
September 30, 2024	690.2	6.5
August 31, 2024	828.3	8.1
July 31, 2024	912.8	(1.9)
June 30, 2024	872.6	(1.5)
May 31, 2024	757.8	(4.1)
April 30, 2024	740.7	(8.1)
March 31, 2024	865.8	(3.0)
February 29, 2024	752.7	2.6
January 31, 2024	745.6	(3.8)
December 31, 2023	847.3	(1.3)
1Based on the latest complete available data
2Source: Hawaii Department of Business, Economic Development & Tourism
3Source: U.S. Bureau of Labor Statistics
4Source: Honolulu Board of Realtors
5Source: Hawaii Tourism Authority